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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2003

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500
Registrant's telephone number, including area code

Item 5.    Other Events

        On May 6, 2003, Edwards Lifesciences Corporation, a Delaware corporation (the "Company") issued a press release announcing the pricing of $125 million of its 3 7/8% convertible senior debentures due 2033 (the "Debentures"), plus up to an additional $25 million of Debentures that may be issued to cover over-allotments. The Debentures were offered only to qualified institutional buyers. Attached hereto as Exhibit 99 is a copy of the press release.

        The press release includes forward-looking statements that involve risks and uncertainties, including those relating to whether or not the Company will consummate the Offering, relating to the anticipated use of the proceeds of the Offering, and relating to other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement to reflect future events or developments.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  99
  Press release, dated May 6, 2003, Pricing of $125 Million of 3 7/8% Convertible Debentures due 2033.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2003

EDWARDS LIFESCIENCES CORPORATION
By:	/s/ BRUCE P. GARREN Bruce P. Garren Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated May 6, 2003, Pricing of $125 Million of 3 7/8% Convertible Debentures due 2033.

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SIGNATURES
EXHIBIT INDEX